Exhibit 3.1

Form 207	Certificate of Formation Limited Partnership	This space reserved for office use.
(Revised 12/21)
Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
Filing Fee: $750

Article 1 – Entity Name and Type

The filing entity being formed is a limited partnership. The name of the entity is:

USA Compression Partners, LP

The name must contain the words “limited,” “limited partnership,” or an abbreviation of that word or phrase. The name of a limited partnership that is also a limited liability partnership must also contain the phrase “limited liability partnership” or “limited liability limited partnership” or an abbreviation of one of those phrases.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒	A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐	B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

211 East 7th Street, Suite 620	Austin	TX	78701
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Provide the name and address of each general partner.)

The name and address of each general partner are set forth below:

GENERAL PARTNER 1
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

USA Compression GP, LLC
Organization Name
ADDRESS
8117 Preston Road, Suite 300		Dallas	TX	USA	75225
Street or Mailing Address		City	State	Country	Zip Code

Form 207	1

GENERAL PARTNER 2
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS
Street or Mailing Address			City	State	Country	Zip Code

GENERAL PARTNER 3
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS
Street or Mailing Address			City	State	Country	Zip Code

Article 4—Principal Office

The address of the principal office of the limited partnership in the United States where records are to be kept or made available under section 153.551 of the Texas Business Organizations Code is:

8117 Preston Road, Suite 300	Dallas	TX	USA	75225
Street or Mailing Address	City	State	Country	Zip Code

Initial Mailing Address
(Provide the mailing address to which state franchise tax correspondence should be sent.)

8117 Preston Road, Suite 300	Dallas	TX	75225	USA
Mailing Address	City	State	Zip Code	Country

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

USA Compression Partners, LP is being formed under a Plan of Conversion pursuant to Section 10.102 of the Texas Business Organizations Code. The name of the converting entity is “USA Compression Partners, LP”, a Delaware limited partnership formed on June 7, 2011. The address of the converting entity is 8117 Preston Road, Suite 300, Dallas, Texas 75225.

Form 207	2

Effectiveness of Filing (Select either A, B, or C.)

A. ☐ This document becomes effective when the document is filed by the secretary of state.

B. ☒ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12:01 a.m. Central Time on July 6, 2026

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned general partner affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 7/2/2026

Signature for each general partner:

USA Compression GP, LLC

/s/ Clint Green

Clint Green, President and Chief Executive Officer

Form 207	3